UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

YUNHONG CTI LTD.

(Exact Name Of Registrant As Specified In Its Charter)

Illinois

(State or Other Jurisdiction of Incorporation)

000-23115	36-2848943
(Commission File Number)	(I.R.S. Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of Principal Executive Offices)	(Zip Code)

(847) 382-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On March 8, 2022, Yunhong CTI Ltd. (“CTI” or the “Company”), received written notice (the “Notice”) from The Nasdaq Capital Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive business days. The Notice has no immediate effect on the Nasdaq listing or trading of the Company’s common stock.

The Notice provides an initial 180 calendar day period, or until September 5, 2022, in which to regain compliance, pursuant to Listing Rule 5810(c)(3)(A). If, at any time before that date the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Minimum Bid Price Rule.

As previously reported, on January 12, 2022, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that it did not comply with the annual meeting requirement for continued listing set forth in Listing Rules 5620 (the “Annual Meeting Rule”) due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ending December 31, 2020. On March 8, 2022, the Company received a letter from Nasdaq (the “Letter”) that Nasdaq has determined to grant the Company an extension until June 17, 2022 to regain compliance with the Annual Meeting Rule by holding an annual meeting of shareholders. Failure to regain compliance with standards for continued listing would result in the ultimate de-listing of CTI’s common stock, ticker symbol “CTIB”, from Nasdaq.

The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Price Rule. The Company also intends to hold the annual shareholder meeting by June 17, 2022 to regain compliance with the Annual Meeting Rule.

This summary is not intended to include all terms of the Notice and the Letter, which are filed as Exhibits 99.1 and 99.2 respectively to this Current Report on Form 8-K and are incorporated by reference into this Item 3.01.

Item No. 9.01 – Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Notice from Nasdaq, dated March 8, 2022.

99.2	Letter from Nasdaq, dated March 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 11, 2022	YUNHONG CTI LTD.

		By:	/s/ Frank Cesario
		Name:	Frank Cesario
		Title:	Chief Executive Officer